                                                                   EXHIBIT 23.2



                        Consent of Independent Auditors



The Board of Directors
SMT Health Services Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.





KPMG Peat Marwick LLP

Pittsburgh, Pennsylvania
June 13, 1996